Exhibit 99.1

NEWS RELEASE

Contact:	Mid Penn Bancorp, Inc. Matt Miller matt.miller@midpennbank.com 484-527-4025 Riverview Financial Corporation Scott A. Seasock, sseasock@riverviewbankpa.com 717-827-4039

FOR IMMEDIATE RELEASE

Mid Penn Bancorp, Inc. Receives Regulatory Approvals for Riverview Merger

MILLERSBURG, Pa. and HARRISBURG, Pa., (November 15th, 2021) (GLOBE NEWSWIRE) – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB) and Riverview Financial Corporation (“Riverview”) (NASDAQ: RIVE) announced today that they have received all required approvals from the applicable bank regulatory agencies to complete the proposed merger of Riverview with and into Mid Penn. Pending receipt of approval from shareholders of Mid Penn and Riverview, and certain other customary closing conditions, the parties intend to close the transaction in the fourth quarter of 2021. Following completion of the merger, Riverview Bank will be merged with and into Mid Penn Bank.

“We are pleased to have received regulatory approval of our merger that supports our growth objectives, complements our franchise, and propels long-term shareholder value,” said Mid Penn President and CEO Rory G. Ritrievi. “Mid Penn and Riverview continue to work collectively towards a fourth-quarter closing of this transaction and are meeting timelines and milestones as expected.”

The merger will extend Mid Penn’s footprint into attractive new markets, including the Lehigh Valley and State College region, and will expand its presence in Western Pennsylvania. Mid Penn, on a pro forma basis following completion of the merger, is projected to have $4.7 billion in assets.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Millersburg, Pennsylvania, has been serving the community since 1868. Mid Penn has 36 retail locations in the state of Pennsylvania and total assets of more than $3 billion. Its footprint includes Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland counties. The bank offers a comprehensive portfolio of products and services to meet the banking needs of the communities it serves. To learn more about Mid Penn Bank, visit www.midpennbank.com.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry and Schuylkill Counties through 23 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Mid Penn has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement of Mid Penn and Riverview and a prospectus of Mid Penn (the “Joint Proxy/Prospectus”), and each of Mid Penn and Riverview may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus has been mailed to shareholders of Mid Penn and Riverview. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY MID PENN AND RIVERVIEW, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MID PENN, RIVERVIEW AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about Mid Penn and Riverview, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, attention: Investor Relations (telephone (717) 692-7105), or by directing a request to Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110, attention: Investor Relations (telephone (717) 957-2196)

Participants in the Solicitation

Mid Penn, Riverview and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mid Penn or Riveview in respect of the proposed transaction. Information about Mid Penn’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 25, 2021, and other documents filed by Mid Penn with the SEC. Information regarding Riverview’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 28, 2021, and other documents filed by Riverview with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy/Prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

This document is not an offer to sell shares of Mid Penn’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the Joint Proxy/Prospectus referred to above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the continued effectiveness of regulatory approvals and the satisfaction of other closing conditions to the merger, including approval by shareholders of Mid Penn and Riverview; the timing of closing the merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits; ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve other merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Mid Penn Bancorp, Inc.’s and Riverview Financial Corporation’s filings with the Securities and Exchange Commission (SEC).

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